Exhibit 99.1


           October 4, 2004

           Investors:
           Madeline Hopkins             Michael Ruane
           (484) 582-5506               (484) 582-5405

           Media:
           Brian Robins                 Neil Shapiro, Intermarket Communications
           (484) 582-5468               (212) 888-6115 x 247


        SunGard Announces Plan to Spin off Availability Services Business;


            Will Separate into Two Strong, Industry-leading Companies; Provides Guidance on Revenue Growth and Reaffirms 2004 Earnings Outlook

Wayne, PA - SunGard (NYSE:SDS), a global leader in integrated software and processing solutions primarily for financial services and the pioneer and leading provider of information availability services, announced today that its board of directors has unanimously approved a plan to spin off its availability services business to stockholders through a tax-free distribution of shares. The spin-off is expected to be completed by the end of the first quarter of 2005, subject to customary conditions including the receipt of a favorable ruling from the Internal Revenue Service or an acceptable tax opinion.

Cristobal Conde, SunGard's president and chief executive officer, said, "This is great news for our stockholders, customers and employees. We are pursuing a strategic separation of SunGard into two financially strong, independent companies so that each can better focus on its distinct type of business and better pursue its own growth opportunities. Our software and processing business generated 60% of full-year 2003 revenue, and our availability services business generated the other 40%, so each business has significant size and scope. Each also has industry leadership positions, global operations, strong customer relationships, experienced management and specialized professional workforces. We are confident that our stockholders, customers and employees will be better served by the separation of these two businesses into more focused, autonomous companies."

SunGard's outlook for 2004 diluted net income per share remains unchanged in the range of $1.37 to $1.42. This outlook assumes a continuation of the current demand environment for SunGard's products and services. Because the timing and magnitude of merger costs are unpredictable, this outlook also assumes no merger-related items in 2004 and excludes both the gain from the recently completed sale of SunGard's Brut ECN and the expenses related to the planned spin-off.

SunGard expects growth in internal revenue (revenue from businesses owned for at least one year) in both its software and processing business and its availability services business to modestly improve in the second half of 2004 and to be in the low to middle single digits for the full year 2005. The separation of the businesses is expected to have a positive impact on internal revenue growth at each business over time.

Mr. Conde continued, "Our two businesses were brought together in the leveraged buy-out that created SunGard in 1983. While they have thrived together, they have remained quite discrete with separate sales forces, different types of customers, distinct strategies and limited operating overlap. Our software and processing business provides a broad range of integrated software and processing solutions primarily to two verticals, financial services and higher education, while our availability


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services business provides a comprehensive continuum of information availability services to IT-dependent enterprises across all industries. After the spin-off, each company will be better able to pursue growth strategies that are tailored to its business segments, which have distinct drivers, dynamics and opportunities. As independent companies, each will also have more freedom to explore and expand strategic alliances, and each company's management will be more closely aligned with its stockholders in terms of performance, risk and reward."

SunGard's software and processing business employs more than 10,000 people and serves more than 15,000 customers in more than 50 countries, including the world's 50 largest financial services companies. In 2003, this business had revenue of $1.8 billion and operating income of $324 million (excluding corporate expenses and merger costs). After the planned spin-off, this specialized provider of integrated software and processing solutions will be better able to pursue opportunities and alliances in its core financial services and higher education markets, to allocate its resources more effectively on deepening customer relationships, and to focus more aggressively on product development and integration. As a standalone company, SunGard's software and processing business expects to be more agile and proactive, enabling it to better support customers as they address transformations in their own industry sectors.

Mr. Conde announced that, once the transaction is completed, James C. Simmons, currently group chief executive officer of SunGard Availability Services, will become president and chief executive officer of the spun-off company. Said Mr. Conde, "Jim is a proven, highly effective operating executive, as demonstrated by his ability to deliver strong results. He has an experienced team that will continue to strive to meet our customers' stringent availability demands."

Mr. Simmons commented, "We look forward to being an independent company. As the pioneer and long-standing experts in our business, we will start from a position of considerable strength and be able to manage and allocate resources to better serve our customers. We are well positioned to capitalize on our industry leadership and consistent, long-term operating performance."

SunGard Availability Services, which will retain the SunGard name and brand, has more than 2,000 people and 3 million square feet of hardened facilities in 60 locations to serve 10,000 customers. For full-year 2003, it had revenue of $1.2 billion and operating income of $340 million (excluding corporate expenses and merger costs). To help customers engineer information availability solutions that are secure, reliable and compliant, this business provides managed hosting, high-availability storage, information security, records management, disaster recovery, contingency planning software, and consulting. As an independent company, this business will leverage its global resources and pursue strategic opportunities to enhance its continuum of information availability services ranging from always-on to 48-hour solutions.

The spin-off will not result in a reduction in workforce at either business. Out of a total of approximately 13,000 SunGard employees, only about one hundred have job functions that span the two businesses, and they will be offered positions at one of the two companies.

James L. Mann, chairman of the board of directors of SunGard, commented, "The timing is right to separate these two businesses. The board is confident that our stockholders, customers and employees will be better served by the separation of these two businesses into more focused, autonomous companies. The market will be able to put an appropriate value on each company, and stockholders will be able to make separate investment decisions about each."

Mr. Mann will become chairman of the board of directors of the spun-off company, while remaining a director of SunGard for a transitional period. Several other board members of



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SunGard will join the board of the spun-off company, but there will be little overlap between the two boards.

When the spin-off is completed, Michael J. Ruane, currently chief financial officer of SunGard, will become chief financial officer of the spun-off company. Mr. Ruane has been with SunGard for 20 years and has been chief financial officer since 1994. Succeeding Mr. Ruane will be Andrew P. Bronstein, currently vice president and controller of SunGard. Mr. Bronstein has been SunGard's controller since 1992 and for seven years before that was an audit manager with Coopers & Lybrand L.L.P., where he served as senior manager on SunGard's account and as director of the firm's Philadelphia high technology group.

SunGard's principal advisors for the spin-off are Credit Suisse First Boston and Shearman & Sterling LLP.

Webcast
SunGard will host a conference call at 8:30 a.m. EDT today, Monday, October 4, 2004. You may listen to the call live at www.vcall.com. An audio replay of the call will be available from noon today through Monday, October 11, 2004 at www.vcall.com and at (719) 457-0820, passcode 842097. A copy of this press release can be found at www.sungard.com. All statements made by SunGard officers on the conference call and the information posted on the SunGard Web site are the copyrighted property of SunGard. Recording of the conference call is prohibited without the express prior written consent of SunGard.

About SunGard
SunGard is a global leader in integrated software and processing solutions, primarily for financial services. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 20,000 customers in more than 50 countries, including the world's 50 largest financial services companies. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenue of $3 billion. Visit SunGard at www.sungard.com.

Trademark Information: SunGard and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.



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 "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995


Statements about the expected future prospects of our software and processing business and our availability services business as two independent companies if the planned spin-off is completed, statements about the expected effects, timing and completion of the planned spin-off, statements about our outlook for earnings per share in 2004, statements about our outlook for internal revenue growth in 2004 and 2005, and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown on information technology spending levels, trading volumes and services revenue, and including the fact that the economic slowdown has left many companies with excess data center capacity that provides them with the capability for in-house high-availability solutions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our clearing broker operations; the integration of acquired businesses, the performance of acquired businesses including Systems & Computer Technology Corporation, and the prospects for future acquisitions; the effect of war, terrorism or catastrophic events; the timing and magnitude of software sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The planned spin-off may be delayed or may not be completed due to a number of factors, including the board of directors' discretion to delay or cancel the spin-off or the failure to obtain a favorable ruling from the Internal Revenue Service or an acceptable tax opinion. The factors described in this paragraph and other factors that may affect our business or future financial results and our ability to complete a spin-off, as and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2003, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.
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